Exhibit 99.1

Consolidated Financial Statements and

Report of Independent Certified Public Accountants

ALSCO Holdings, Inc. and Subsidiary

For the Nine Months Ended September 30, 2005 (audited),

For the Year Ended December 31, 2004 (audited),

For the Period from Inception (May 23, 2003) to December 31, 2003 (audited),

For the Three Months Ended September 30, 2005 (unaudited), and

For the Three and Nine Months Ended September 30, 2004 (unaudited)

ALSCO Holdings, Inc. and Subsidiary

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To ALSCO Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of ALSCO Holdings, Inc. (a Delaware corporation) and Subsidiary as of September 30, 2005, December 31, 2004, and December 31, 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for the nine months ended September 30, 2005, the year ended December 31, 2004, and the period from Inception (May 23, 2003) to December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ALSCO Holdings, Inc. and Subsidiary as of September 30, 2005, December 31, 2004 and December 31, 2003, and the results of its operations, its cash flows and its changes in stockholders’ equity for the nine months ended September 30, 2005, the year ended December 31, 2004, and the period from Inception (May 23, 2003) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/    Grant Thornton LLP

Raleigh, North Carolina

December 19, 2005

ALSCO Holdings, Inc. and Subsidiary

Consolidated Balance Sheets

	September 30 2005	December 31
		2004	2003
Assets
Current Assets:
Cash and cash equivalents	$486,224	$353,259	$2,179,749
Trade accounts receivable, net of allowance for uncollectible accounts of $481,237, $408,992 and $343,992 as of September 30, 2005 and December 31, 2004 and 2003, respectively	39,880,130	33,534,855	26,034,088
Note receivable – related party	175,000	175,000	—
Inventories	42,903,052	47,293,399	37,517,795
Prepaid expenses	862,219	1,235,384	1,298,014
Deferred income taxes	1,341,311	334,335	813,915
Accounts receivable, other	254,856	1,044,126	798,275

Total Current Assets	85,902,792	83,970,358	68,641,836
Property, plant and equipment, net	20,265,626	17,861,469	12,670,771
Deferred income tax asset	—	—	626,892
Other assets	383,926	167,833	117,578

	$106,552,344	$101,999,660	$82,057,077

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Revolving line of credit	$38,644,968	$36,096,308	$30,265,997
Accounts payable	19,342,393	22,015,533	18,108,220
Other accrued liabilities	6,067,567	5,109,720	2,934,319
Accrued customer rebates	3,426,294	3,553,717	3,006,694
Accrued employee compensation, including vacation	2,493,558	3,634,126	3,271,113
Current maturities of long-term debt	17,233,474	1,457,196	1,457,196
Current portion of capital lease obligations	425,123	612,022	403,752

Total current liabilities	87,633,377	72,478,622	59,447,291
Long-term debt, net of current maturities	—	6,869,175	8,326,371
Capital lease obligations, net of current portion	1,340,670	1,391,487	2,001,556
Accrued pension benefits	1,595,518	1,180,941	1,381,865
Accrued postretirement benefits	11,330,733	10,758,401	9,803,425
Deferred income taxes	433,313	697,135	—
Accrued warranty costs	3,111,160	3,541,988	3,563,040
Other long-term liabilities	176,509	—	—
Commitments and contingencies (Note I)
Stockholders’ equity (deficit):
Common stock, $0.01 par value, 2,900,000 shares authorized; 1,000,500 shares issued and outstanding at September 30, 2005 and 1,000,000 shares issued and outstanding as of December 31, 2004 and 2003	10,005	10,000	10,000
Additional paid-in capital	438,036	435,811	435,811
Retained earnings (accumulated deficit)	852,972	4,664,521	(2,912,282)
Accumulated other comprehensive loss, net of taxes of $233,163, $17,003 and $0 as of September 30, 2005 and December 31, 2004 and 2003, respectively	(369,949)	(28,421)	—

Total Stockholders’ Equity	931,064	5,081,911	(2,466,471)

	$106,552,344	$101,999,660	$82,057,077

The accompanying notes are an integral part of these consolidated financial statements.

ALSCO Holdings, Inc. and Subsidiary

Consolidated Statements of Income

	Three Months Ended September 30		Nine Months Ended September 30		Year Ended December 31 2004	Period from Inception (May 23, 2003) through December 31 2003
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Audited)	(Audited)
Revenues	$73,729,481	$77,173,248	$218,957,919	$198,104,407	$266,246,457	$152,210,689

Cost of goods sold	65,564,812	69,086,712	195,301,774	178,830,476	240,263,147	140,413,401

Gross margin	8,164,669	8,086,536	23,656,145	19,273,931	25,983,310	11,797,288

Operating expenses:
General and administrative	1,967,597	1,747,084	5,790,336	4,891,687	6,611,151	3,430,144
Selling and marketing	1,361,973	984,448	3,847,980	3,016,160	4,048,607	1,942,352

	3,329,570	2,731,532	9,638,316	7,907,847	10,659,758	5,372,496

Income from operations	4,835,099	5,355,004	14,017,829	11,366,084	15,323,552	6,424,792
Interest expense	1,454,697	733,185	3,871,713	2,102,197	2,854,077	1,642,639
Other expenses	5,244	—	5,244	—	248,100	—

Income before income tax provision	3,375,158	4,621,819	10,140,872	9,263,887	12,221,375	4,782,153
Income tax provision	1,267,709	1,732,049	3,809,421	3,471,687	4,644,572	1,792,135

Net income	$2,107,449	$2,889,769	$6,331,451	$5,792,200	$7,576,803	$2,990,018

The accompanying notes are an integral part of these consolidated financial statements.

ALSCO Holdings, Inc.

Consolidated Statement of Cash Flows

	Nine Months Ended September 30		Year Ended December 31 2004	Period from Inception (May 23, 2003) through December 31 2003
	2005	2004
	(Audited)	(Unaudited)	(Audited)	(Audited)
Cash flows from operating activities:
Net income	6,331,451	5,792,200	$7,576,803	$2,990,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,113,401	614,126	946,987	705,615
Deferred income tax (benefit) provision	(1,054,638)	—	1,803,607	(1,440,807)
Loss on sale of assets	9,605	37,441	37,441	—
Changes in assets and liabilities:
Accounts receivable, trade and other	(5,556,005)	(12,841,981)	(7,746,618)	(9,137,363)
Inventories	4,390,347	(8,179,986)	(9,775,604)	15,340,205
Prepaid expenses and other assets	157,072	121,441	12,375	(1,298,014)
Accounts payable	(2,673,140)	6,644,011	3,907,313	6,093,220
Accrued liabilities	(60,865)	2,636,144	3,290,926	3,277,981
Accrued warranty obligation	(505,828)	(165,268)	(227,115)	(275,960)
Postretirement benefit and pension obligation	433,681	212,602	726,205	960,290

Net cash provided by (used in) operating activities	2,585,081	(5,129,270)	552,320	17,215,185

Cash flows from investing activities:
Advances under note receivable	—	(175,000)	(175,000)	—
Capital expenditures	(3,416,963)	(3,006,068)	(6,195,126)	(836,806)
Proceeds from sale of assets	—	20,000	20,000	—
Cash paid for acquisition of assets	—	—	—	(44,620,000)
Acquisition, other	—	—	—	(360,166)
Acquisition costs	—	—	—	(588,767)

Net cash used in investing activities	(3,416,963)	(3,161,068)	(6,350,126)	(46,405,739)

Cash flows from financing activities:
Payments of capital leases	(347,916)	(297,232)	(401,799)	(222,772)
Proceeds from issuance of long-term debt	10,000,000	—	—	11,298,299
Repayment of debt	(1,092,897)	(1,092,897)	(1,457,196)	(4,514,732)
Net borrowings on line of credit	2,548,660	7,920,291	5,830,311	30,265,997
Dividends paid	(10,143,000)	—	—	(5,902,300)
Issuance of common stock	—	—	—	445,811

Net cash provided by financing activities	964,847	6,530,162	3,971,316	31,370,303

Net increase (decrease) in cash	132,965	(1,760,176)	(1,826,490)	2,179,749
Cash and cash equivalents, beginning of period	353,259	2,179,749	2,179,749	—

Cash and cash equivalents, end of period	$486,224	$419,573	$353,259	$2,179,749

The accompanying notes are an integral part of these consolidated financial statements.

ALSCO Holdings, Inc.

Consolidated Statement of Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Retained Earnings	Other Comprehensive loss	Total
	Number of shares	Amount
Balance at Inception (May 23, 2003)	1,000,000	$10,000	$435,811	$—	$—	$445,811
Net income				2,990,018		2,990,018
Dividends paid				(5,902,300)		(5,902,300)

Balance at December 31, 2003	1,000,000	10,000	435,811	(2,912,282)	—	(2,466,471)
Comprehensive income:
Net income				7,576,803		7,576,803
Minimum pension liability adjustment, net of tax of $17,003					(28,421)	(28,421)

Total comprehensive income						7,548,382

Balance at December 31, 2004	1,000,000	10,000	435,811	4,664,521	(28,421)	5,081,911
Exercise of stock options	500	5	2,225			2,230
Comprehensive income:
Net income				6,331,451		6,331,451
Minimum pension liability adjustment, net of tax of $216,160					(341,528)	(341,528)

Total comprehensive income						5,989,923
Dividends paid				(10,143,000)		(10,143,000)

Balance at September 30, 2005	1,000,500	$10,005	$438,036	$852,972	$(369,949)	$931,064

The accompanying notes are an integral part of these consolidated financial statements.

ALSCO Holdings, Inc.

Notes to Consolidated Financial Statements

September 30, 2005

Note A - Organization and Description of Business

ALSCO Holdings, Inc. (Holdings) is a Delaware corporation that was formed by an affiliate of Sun Capital Partners, Inc. (Sun Capital) in May 2003 for the purpose of acquiring a business unit from Owens Corning (Old ALSCO) through its subsidiary, ALSCO Metals Corporation (ALSCO). Collectively, Holdings and ALSCO are referred to herein as the Company.

The Company is the largest supplier of residential aluminum building products in North America. The Company operates in a single reportable operating segment with product lines that include fabricated products (e.g., trim coil, soffits, accessories, aluminum siding, rainware and roof moldings), painted mill product specialty coil and bare aluminum sheet. Products are sold through an extensive network of over 500 distributors, including national one-step distributors, regional independent one-step distributors, two-step distributors, original equipment manufacturers (OEMs) and fabricators. This network is comprised of many of the largest distributors in the country.

On May 23, 2003 (Inception), the Company acquired certain assets and assumed certain liabilities of Old ALSCO from Owens Corning (the Acquisition). Prior to the Acquisition, the Company had no operations. Accordingly, the date of the Acquisition (May 23, 2003) is deemed the Inception date for purposes of these consolidated financial statements. On October 3, 2005, the Company was acquired by Aleris International, Inc (see Note K -”Subsequent Events”).

The Acquisition was completed in 2003 for a purchase price of $49,029,000, including acquisition-related costs of $1,409,000. The purchase price was allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table:

2004
Current assets	$70,553,000
Property and equipment	12,148,000
Other assets	9,000

Total assets acquired	82,710,000

Current liabilities	17,032,000
Noncurrent liabilities	16,018,000

Total liabilities assumed	33,050,000

Net assets acquired	49,660,000
Less – Negative goodwill, allocated as a reduction to property and equipment acquired	(631,000)

Purchase price	$49,029,000

The Acquisition generated negative goodwill for the Company as the aggregate fair values of the net assets acquired exceeded the purchase price. This difference of $631,000 was recorded as a reduction to the values assigned to property, plant and equipment.

During 2004, the Company finalized its determination of the fair values of its purchased assets and the resulting purchase price allocation. As a result of this effort, the Company allocated an additional $496,000 to the value of inventories which increased the negative goodwill created in the Acquisition to $1,127,000 and further reduced the amount assigned to property, plant and equipment. As of December 31, 2004, the Company had finalized its purchase price allocations related to the Acquisition.

The Acquisition was funded with equity (funded by Sun Capital and certain members of management), debt (primarily financed with one lending institution) and seller notes totaling $3,000,000 (Note F). Additionally, certain members of management and Sun Capital financed a portion of the purchase price with a note payable in the original amount of $4,012,299. In December 2003, the Company repaid the original note, plus accrued interest of $85,401 and paid a dividend to the shareholders of $5,902,300.

Accumulated liabilities related to certain retirement benefits of the Company’s retained employees were assumed by Owens Corning. Additionally, in connection with the Acquisition, Owens Corning retained any and all warranty obligations related to product sold prior to the Acquisition above the amount assumed by the Company in the Acquisition of $4,389,000.

Note B - Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Holdings and ALSCO. All intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

The accompanying unaudited consolidated financial statements for the three months ended September 30, 2005 and 2004, and for the nine months ended September 30, 2004 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X.

In the opinion of management, the unaudited interim financial statements contained in this report reflect all adjustments, consisting of only normal recurring accruals, which are necessary for a fair presentation of the financial position, and the results of operations for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

Cash and Cash Equivalents

The Company defines cash and cash equivalents as cash and short-term investments with original maturities of three months or less.

Cash Flow Information

Noncash Investing and Financing Activities

The following table indicates the noncash components of the Acquisition purchase price:

Purchase price financed by Owens Corning	$3,000,000
Accrued acquisition costs	$1,409,000

For the nine months ended September 30, 2005, for the year ended December 31, 2004 and for the period from Inception through December 31, 2003, the Company acquired capital assets through the execution of capital leases totaling $110,200, $0, and $674,080, respectively.

Cash Paid for Interest and Income Taxes

During the nine months ended September 30, 2005, the year ended December 31, 2004 and the period from Inception through December 31, 2003, the Company paid $3,480,000, $396,789 and $2,705,000, respectively, of federal and state income taxes and $4,003,715, $2,482,544 and $1,558,990, respectively, of interest and other borrowing-related charges.

Fair Value of Financial Instruments

The values the Company has recorded for financial assets and liabilities as of September 30, 2005, and December 31, 2004 and 2003, (including cash, accounts receivable, accounts payable and accrued expenses) approximate the fair market value of these assets and liabilities due to their short maturity. As the majority of all current and long-term debt, including the revolving line of credit facility, contains variable interest rates, carrying value approximates market value.

Major Customers and Concentrations of Credit Risk

The Company’s products are sold to a broad range of customers for commercial use. In the normal course of business, the Company extends credit to customers and manages its exposure to credit risk through credit approval procedures, advance deposits and monitoring procedures. The Company performs ongoing credit evaluations for all customers that are provided credit on open account. Allowances for doubtful accounts are provided based on historical experience and past due amounts as well as overall economic conditions. The Company evaluates delinquency of accounts on a specific review basis and charges off trade receivables when deemed uncollectible.

The following shows the movement of the reserves on accounts receivable:

	Beginning Balance	Provision	Utilization	Ending Balance
Period from Inception through December 31, 2003	$149,475	$226,292	$31,775	$343,992
Year ended December 31, 2004	$343,992	118,665	53,665	$408,992
Nine months ended September 30, 2005	$408,992	92,774	20,529	$481,237

Two customers represented 39% of revenues for the nine months ended September 30, 2005, and 38% of accounts receivable as of September 30, 2005. Two customers represented 29% and 48% of revenues for the year ended December 31, 2004 and for the period from Inception through December 31, 2003, respectively, and 26% and 36% of accounts receivable as of December 31, 2004 and 2003, respectively.

Inventories

Inventories are valued at the lower of first-in, first-out (FIFO) cost or market.

Property, Plant and Equipment

Property, plant and equipment are stated at the fair value of the assets acquired in the Acquisition less the negative goodwill allocation, plus the cost of assets subsequently acquired. Expenditures for maintenance and repairs are charged directly to expense when incurred and major improvements are capitalized. Depreciation is provided using the straight-line method of depreciation over the estimated useful lives, as follows:

Buildings	30 years
Machinery and equipment	12 years
Furniture and fixtures	7 years

The Company reviews its long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows from the use of an asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized based on the fair value of the asset. No such impairment losses were identified in 2005, 2004 or 2003.

Assets held for sale consist of excess land adjacent to one of the Company’s manufacturing facilities. Management has committed to a plan to sell this asset and has prepared the property for sale. The asset is recorded at its estimated fair value less estimated costs to sell.

Product Warranties

The Company provides a warranty accrual, as needed, based on the Company’s best estimate of product failure rates and estimated costs to repair or replace. In addition, the Company is continually releasing new products. As a result, it is possible that products could be released with certain unknown quality problems. Such an occurrence could result in higher than expected warranty and related costs, which could have a materially adverse effect on the Company’s results of operations.

The Company records its expected warranty costs for the next twelve months in accrued liabilities in the accompanying balance sheets. The following shows the movement of the accrual for product warranties since the Acquisition in 2003:

	Beginning Balance	Provision	Utilization	Ending Balance
Period from Inception through December 31, 2003	$4,389,174	$81,177	$376,247	$4,094,104
Year ended December 31, 2004	$4,094,104	235,000	462,115	$3,866,989
Nine months ended September 30, 2005	$3,866,989	(225,000)	280,829	$3,361,160

Common Stock

The Company has 2.9 million authorized shares of common stock. Of these, 1.2 million are classified as voting shares, with the remaining 1.7 million classified as nonvoting shares. All shares outstanding as of September 30, 2005, and December 31, 2004 and 2003, were voting shares.

Revenue Recognition

The Company recognizes revenue when it has met all significant customer obligations, which generally occurs when the product is shipped to the customer in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.” Shipping and handling costs are included within cost of sales in the consolidated income statement. The Company estimates and records provisions for sales returns and allowances in the period that the sale is reported based on its historical experience or contractual agreements. The Company offers periodic rebates to customers based on levels of purchases from the Company during the year. Such rebates are redeemed through cash payments or credits granted to the customers. The Company records such rebates as a reduction of revenue on a current basis as the rebates are earned by customers. During the nine months ended September 30, 2005, the year ended December 31, 2004 and the period from Inception through December 31, 2003, the Company recorded reductions of revenue totaling $8,260,058, $8,556,748 and $4,777,437, respectively, related to customer rebates.

Additionally, the Company receives vendor rebates related to levels of purchases made during the year. The Company recognizes rebates during the period of time in which it has purchased products in accordance with the vendor agreement and has earned the right to receive the related rebate. The Company records such rebates as a reduction of cost of goods sold in the accompanying statement of operations, in accordance with Emerging Issues Task Force Issue No. 02-16 “Accounting by a Customer (Including a Resaler) for Certain Consideration Received from a Vendor.” Vendor rebates earned by the Company for the nine months ended September 30, 2005, the year ended December 31, 2004 and the period from Inception through December 31, 2003, totaled $383,121, $1,040,663 and $715,130, respectively. At September 30, 2005, December 31, 2004 and 2003, the Company has recorded $249,235, $1,040,663 and $715,130, respectively, of vendor rebates receivable as a component of accounts receivable, other, on the accompanying consolidated balance sheets.

Advertising Costs

Advertising costs are included in selling and marketing expenses in the accompanying consolidated statements of income and include costs of advertising, public relations, trade shows and other activities designed to enhance demand for the Company’s products. Advertising costs were approximately $841,827 for the nine months ended September 30, 2005, $827,585 for the year ended December 31, 2004 and $337,100 for the period from Inception through December 31, 2003.

Income Taxes

The Company records deferred income tax assets and liabilities for the expected future income tax consequences of existing differences between the financial reporting and tax reporting basis of assets and liabilities and of operating loss and income tax credit carryforwards for tax purposes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-based Compensation

Employee stock options under the Company’s compensation plan are accounted for in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and related interpretations which states that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the Company’s common stock on the grant date. In the event that stock options are granted with an exercise price below the estimated fair value of the Company’s common stock, the difference between the estimated fair value of the Company’s common stock and the exercise price of the stock option is recorded as deferred compensation. Deferred compensation is amortized over the vesting period of the related stock option. Management of the Company believes that all stock options granted during the period from Inception to December 31, 2003, were granted with an exercise price that equaled or exceeded the fair value of the Company’s common stock as determined by the Board of Directors. The Company did not grant any stock options during the year ended December 31, 2004 or the nine months ended September 30, 2005.

During 2003, the Company adopted the 2003 Stock Option Plan (the Plan) authorizing options to purchase up to 100,000 shares of nonvoting common stock to be issued under the Plan. In September 2003, the Company issued options to employees to purchase up to 79,000 shares of nonvoting common stock with an exercise price of $4.46 per share which was the Board of Directors’ estimate of the fair value of the stock on the date of grant. Twenty percent of the options vest each year on the anniversary date of the grant. As these options were issued with an exercise price equal to the fair value of the underlying common stock, no compensation is reflected in the accompanying consolidated financial statements.

As of September 30, 2005, 76,500 of the 79,000 options issued during 2003 were still outstanding and 42,075 were exercisable. The weighted average remaining contractual life on the Company’s outstanding stock options at September 30, 2005 was 7 years. Upon the acquisition of the Company by Aleris International, Inc. on October 3, 2005, all outstanding stock options were vested and exercised.

Pro forma information regarding net income is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The per share weighted average fair value of stock options granted in 2003 was $1.54 on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	0.00%
Risk-free interest rate	4.30%
Expected life of options	10 years

In accounting for the effect on earnings of the 79,000 stock options granted during 2003, the Company’s pro forma net income would not be significantly different from its reported net income for any period presented.

Impact of New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement 123 (revised 2004), “Share-Based Payment” (Statement 123(R)). This Statement is a revision to Statement 123, “Accounting for Stock-Based Compensation,” and supersedes APB 25. Statement 123(R) requires the measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. As a result of the Company’s acquisition by Aleris, the adoption of Statement 123(R) will not have an effect on its financial statements.

In November 2004, the FASB issued Statement 151, “Inventory Costs,” an amendment of ARB No. 43, Chapter 4, which is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The amendments made by Statement 151 will improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory, based on the normal capacity of the production facilities. The Company does not believe that the adoption of Statement 151 will have a significant effect on its financial statements.

In December 2004, the FASB issued Statement 153, “Exchanges of Nonmonetary Assets,” an amendment of APB Opinion No. 29. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. This Statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance – that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The Company does not believe that the adoption of Statement 153 will have a significant effect on its financial statements.

In May 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections”. This Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It requires retrospective application of voluntary changes in accounting principle and changes required by the accounting pronouncement to the prior periods’ financial statements in the event the pronouncement does not include specific transition provisions. Statement 154 is effective for annual periods beginning after December 15, 2005. The Company does not expect the adoption of Statement 154 to have a material impact on the Company’s financial position or results of operations.

Note C - Inventories

The components of the Company’s inventories are:

	September 30 2005	December 31
		2004	2003
Raw materials and production supplies	$12,335,808	$11,093,853	$6,715,451
Work-in-process	22,446,565	28,218,423	22,748,992
Finished goods	8,733,920	8,586,595	8,754,583

	43,516,293	47,898,871	38,219,026
Less – Reserves	(613,241)	(605,472)	(701,231)

	$42,903,052	$47,293,399	$37,517,795

Note D - Property, Plant and Equipment

Property, plant and equipment consists of the following:

	September 30 2005	December 31
		2004	2003
Land	$962,238	$962,238	$962,238
Buildings	3,104,796	3,104,796	2,947,647
Machinery and equipment	16,303,126	10,794,344	8,891,501
Less – Accumulated depreciation	(2,747,969)	(1,648,499)	(705,615)

	17,622,191	13,212,879	12,095,771
Construction in process	2,143,435	4,148,590	75,000
Assets held for sale	500,000	500,000	500,000

	$20,265,626	$17,861,469	$12,670,771

For the nine months ended September 30, 2005, the year ended December 31, 2004 and the period from Inception through December 31, 2003, depreciation expense totaled $1,113,401, $946,987 and $705,615, respectively.

Note E - Line of Credit

The Company has a revolving line of credit with a bank for the lesser of $60,000,000 less the amount outstanding on the Bank Term Loan (Note F) or 85% of eligible current trade accounts receivable plus the lesser of $28,000,000, 60% of eligible inventory, or 85% of the net liquidation percentage times the book value of inventory minus any reserves and letters of credit. As of September 30, 2005 and December 31, 2004 and 2003, the total outstanding balance was $38,644,968, $36,096,308 and $30,265,997, respectively. The total availability on the line of credit as of September 30, 2005, was $12,791,875. The purpose of this line is to finance working capital needs and other corporate requirements. The line bears interest at prime (6.25% at September 30, 2005) plus 0.5%, or LIBOR (4.4% at September 30, 2005) plus 3.0%, at the option of the Company. Interest payments are due on a monthly basis and the principal amount is due in full in May 2006. The Company pays a fee of 0.5% per annum of the unused balance each month. In connection with the acquisition of the Company by Aleris, the outstanding balance was repaid and the line of credit terminated on October 3, 2005.

Note F - Long-term Debt and Capital Lease Obligations

Long-term debt includes two outstanding term loans that were issued in connection with the Acquisition. The first note (Bank Term Loan), originally in the amount of $7,286,000, bears interest monthly at a prime rate (6.25% at September 30, 2005) plus 0.5% or LIBOR (4.4% at September 30, 2005) plus 3.0%, at the option of the Company. Monthly principal payments of $121,433, commenced in December 31, 2003. A final payment of interest and the remaining principal is due in May 2006. The term loans are secured by land and buildings owned by the Company. As of September 30, 2005 and December 31, 2004 and 2003, the outstanding balances on the term loans were $4,233,474, $5,326,371 and $6,783,567, respectively. The second term loan of $3,000,000 is a note with Owens Corning that bears interest at a rate of 4.5% payable annually. As of September 30, 2005, the outstanding balance on this term note was $3,000,000. In connection with the acquisition of the Company by Aleris, the Bank Term Loan and the note with Owens Corning were repaid on October 3, 2005.

On January 21, 2005, the Company entered into a $10,000,000 term note with Wells Fargo Foothill. The maturity date of the note is May 22, 2006. The note carries interest at prime plus 5%. As of September 30, 2005, the effective interest rate of the note was 11.25%. No monthly principal payments are required.

Additionally, the Company has certain lease obligations that are accounted for as capital leases. Under these arrangements, the Company leases equipment and a fabrication facility over terms that expire periodically from January 2005 to September 2010. Monthly payments range from $2,088 to $32,827, including interest at 10%. As of September 30, 2005 and December 31, 2004 and 2003, the net book value of assets under capital leases was $1,464,771, $1,707,636 and $2,139,631, respectively.

Contractual principal payments due on the Company’s term loans and capital lease obligations are as follows:

Years	Capital Lease Obligations	Debt
Remainder of 2005	$159,769	$—
2006	537,028	17,233,474
2007	424,710	—
2008	393,924	—
2009	393,924	—
2010	295,443	—

	2,204,798	17,233,474
Less - Amount representing interest at 10%	(439,005)	—

	1,765,793	17,233,474
Less - Current maturities	(425,123)	(17,233,474)

	$1,340,670	$—

The term loans and the line of credit contain certain restrictive covenants including the maintenance of certain amounts of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and limitations on the amount of annual capital expenditures. As of September 30, 2005, the Company was in compliance with the covenants of the term loans and the revolving line of credit.

Note G - Income Taxes

The Company’s provision for income taxes consists of the following:

	Nine months ended September 30, 2005	Year ended December 31, 2004	Period from Inception through December 31, 2003
Current provision:
Federal	$4,223,060	$2,446,302	$2,783,826
State	623,996	394,663	449,116

	$4,847,056	2,840,965	3,232,942

Deferred benefit:
Federal	(895,813)	1,553,047	(1,240,648)
State	(141,822)	250,560	(200,159)

	(1,037,635)	1,803,607	(1,440,807

Total income tax provision	$3,809,421	$4,644,572	$1,792,135

The provision for income differs from the amount obtained by applying the United States federal income tax rate (34%) to pretax income due to the following:

	Nine months ended September 30, 2005	Year ended December 31, 2004	Period from Inception through December 31, 2003
United States federal income tax statutory rate	$3,447,896	$4,155,268	$1,625,932
State income taxes	318,235	414,809	164,124
Other	43,290	74,495	2,079

	$3,809,421	$4,644,572	$1,792,135

The components of the Company’s deferred income tax assets and liabilities are as follows:

	September 30 2005	December 31
		2004	2003
Deferred income tax assets:
Accrued expenses	$954,175	$429,479	$693,647
Inventory	420,006	186,113	197,085
Postretirement benefit obligation	1,492,637	1,246,545	930,846
Accrued pension and compensation	708,030	406,647	952,393

	3,574,848	2,268,784	2,773,971

Deferred income tax liabilities:
Property and equipment	(2,622,951)	(2,385,137)	(975,479)
Other	(43,899)	(246,447)	(357,685)

	(2,666,850)	(2,631,584)	(1,333,164)

Net deferred income tax (liability) asset	$907,998	$(362,800)	$1,440,807

The above net deferred income tax assets (liabilities) are classified as follows on the accompanying balance sheets:

	September 30 2005	December 31
		2004	2003
Deferred income tax asset - Current	$1,341,311	$334,335	$813,915
Deferred income tax (liability) asset - Noncurrent	(433,313)	(697,135)	626,892

On October 22, 2004, the President signed the American Jobs Creation Act of 2004 (the Act). The Act provides a deduction for income from qualified domestic production activities, which will be phased in from 2005 through 2010. In return, the Act also provides for a two-year phase-out (except for certain preexisting binding contracts) of the existing Extraterritorial Income (ETI) exclusion tax benefit for foreign sales which the World Trade Organization (WTO) ruled was an illegal export subsidy. The European Union (EU) believes that the Act fails to adequately repeal the illegal export subsidies because of the transitional provisions and has asked the WTO to review whether these transitional provisions are in compliance with its prior ruling. It is not possible to predict what impact this issue will have on future earnings pending the final resolution of this matter. Additionally, the Act creates a temporary incentive for United States corporations to repatriate accumulated income earned abroad by providing an 85% dividend received deduction for certain dividends from controlled foreign corporations.

On December 21, 2004, FASB Staff Position (FSP) FAS 109-1, “Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004,” was issued. FSP FAS 109-1 clarifies that this tax deduction should be accounted for as a special deduction in accordance with Statement 109. As such, the special deduction has no effect on deferred tax assets and liabilities existing at the date of enactment. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on the Company’s tax return beginning in 2005. As regulations are still pending, the Company has not been able to quantify the impact.

Note H - Benefit Plans

Defined Benefit Pension and Postretirement Benefit Plans

The Company maintains two defined benefit pension plans (the Pension Plans) for the benefit of its employees. Both plans are underfunded at September 30, 2005. The Alsco Metals Corporation Cash Balance Plan covers certain salaried employees and certain unionized and non-unionized employees at the Company’s manufacturing facilities. The Alsco Metals Corporation Retirement Plan for Bargained Employees covers certain employees in certain of the Company’s manufacturing facilities that are unionized. The Pension Plans do not permit employee contributions. Rather, company contributions fund the Pension Plans’ employee benefit provisions.

The Company also has postretirement healthcare and life insurance plans (the Postretirement Benefit Plans) covering certain hourly employees in two of the Company’s manufacturing facilities that are unionized. At one facility, beginning in 2004, the health care plan is contributory with participants’ contributions adjusted annually. At the other facility, the health care plan is noncontributory. The Company contributes any additional amounts necessary to finance employee benefits. The life insurance plan is noncontributory.

For the Pension Plans, the measurement dates used to determine the actuarial present value of accumulated plan benefits were September 30, 2005 and October 1, 2004 and 2003. For the Postretirement Benefit Plans, these dates were September 30, 2005 and December 31, 2004 and 2003. Both the Pension Plans and the Postretirement Benefit Plans provide defined benefits based on employees’ years of service and certain wage levels.

In connection with the Acquisition, the Company assumed opening liabilities for the Pension Plans and the Postretirement Benefit Plan totaling $1,097,694 and $9,187,764, respectively.

Obligations and Funded Status

The table below presents details about the Company’s defined benefit pension plans and other postretirement plans:

	Pension Benefits			Other Benefits
	September 30 2005	December 31		September 30 2005	December 31
		2004	2003		2004	2003
Change in benefit obligation:
Benefit obligation, beginning of year	$2,450,979	$1,546,178	$—	8,802,235	$9,803,425	$—
Service cost	662,996	723,474	424,072	271,815	483,722	300,322
Interest cost	100,886	96,637	41,259	436,905	612,799	348,746
Actuarial (gain) loss	584,261	89,244	(16,847)	1,200,716	(1,448,027)	—
Benefits paid	(111,993)	(64,274)	—	(100,534)	(110,589)	(33,407)
Participant contributions	—	—	—	1,065	3,807	—
Plan amendments	—	—	—	—	(542,902)	—
Other	—	59,720	1,097,694	—	—	9,187,764

Benefit obligation, end of period	$3,687,129	$2,450,979	$1,546,178	$10,612,202	$8,802,235	$9,803,425

Change in plan assets:
Fair value of plan assets, beginning of year	$1,203,352	$—	$—	$—	$—	$—
Actual return	77,652	5,402	—	—	—	—
Employer contribution	931,214	1,262,224	—	99,469	106,782	33,407
Participant contributions	—	—	—	1,065	3,807	—
Benefits paid	(111,993)	(64,274)	—	(100,534)	(110,589)	(33,407)

	Pension Benefits			Other Benefits
	September 30 2005	December 31		September 30 2005	December 31
		2004	2003		2004	2003
Fair value of plan assets, end of period	$2,100,225	$1,203,352	$—	$—	$—	$—

Recognition of funded status:
Funded status	$(1,586,904)	$(1,247,627)	$(1,546,178)	(10,612,202)	$(8,802,235)	$(9,803,425)
Unrecognized net actuarial (gain) loss	594,499	109,020	164,313	(229,395)	(1,430,111)	—
Unrecognized prior service cost	56,867	59,720	—	—	—	—
Unrecognized plan amendment	—	—	—	(489,136)	(526,055)	—

Accrued benefit cost	$(935,538)	$(1,078,887)	$(1,381,865)	(11,330,733)	$(10,758,401)	$(9,803,425)

Additional minimum liability disclosures:
Accrued benefit liability	(1,595,518)	$(1,180,941)	$(1,381,865)	N/A	N/A	N/A
Intangible asset	56,867	56,630	—	N/A	N/A	N/A
Other comprehensive loss	369,949	28,421	—	N/A	N/A	N/A
Deferred income tax asset	233,164	17,003	—	N/A	N/A	N/A

The components of net periodic benefit cost for the Pension Plans consists of the following:

	Nine months ended September 30 2005	Year ended December 31 2004	Period from Inception through December 31 2003

Net periodic benefit cost:
Service cost	$662,996	$723,474	$424,072
Interest cost	100,886	96,637	41,259
Expected return on plan assets	(58,465)	(42,000)	—
Recognized actuarial gain	1,859	(25)	—
Amortization of prior service cost	2,853	—	—

Net periodic benefit cost	$710,129	$778,086	$465,331

The components of net periodic benefit cost for the Postretirement Benefit Plans consist of the following:

	Nine months ended September 30 2005	Year ended December 31 2004	Period from Inception through December 31 2003

Net periodic benefit cost:
Service cost	271,815	$483,722	$300,322
Interest cost	436,905	612,799	348,746
Recognized actuarial gain	—	(17,916)	—
Amortization of prior service cost	(30,591)	(16,847)	—

Net periodic benefit cost	678,129	$1,061,758	$649,068

Assumptions

Weighted average assumptions used to determine net periodic benefit cost for the nine months ended September 30, 2005, the year ended December 31, 2004 and the period from Inception through December 31, 2003:

	Pension Benefits			Other Benefits
	Nine months ended September 30 2005	Year ended December 31 2004	Period from Inception through December 31 2003	Nine months ended September 30 2005	Year ended December 31 2004	Period from Inception through December 31 2003

Discount rate	5.50%	6.25%	6.25%	5.75%	6.25%	6.25%
Expected long-term return on plan assets	5.75%	7.25%	7.25%	N/A	N/A	N/A
Rate of compensation increase	4.00%	4.00%	4.00%	N/A	N/A	N/A

The Company considers various factors in estimating the expected long-term rate of return on plan assets. Among the factors considered include the historical long-term returns on plan assets, the current and expected allocation of plan assets, input from actuaries and investment consultants and long-term inflation assumptions. The expected allocation of plan assets is based on a diversified portfolio consisting of domestic and international equity securities, fixed income securities and real estate.

The Company used the following pre-Medicare and post-Medicare health care inflation rate assumptions in measuring the accumulated postretirement benefit obligation:

	Pre-Medicare Cost (pre-65 years old)			Post-Medicare Cost (post-65 years old)
	September 30 2005	December 31		September 30 2005	December 31
		2004	2003		2004	2003
Assumed health care cost trend rates at December 31:
Health care costs trend assumed for next year	8.0%	9.0%	10.0%	8.0%	9.0%	10.0%
Rate to which the cost trend rate gradually declines	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Year that the rate reaches the ultimate trend rate	2008	2008	2008	2008	2008	2008

Assumed health care cost trend rates have a significant effect on the amount reported for the Postretirement Benefit Plan. A one percentage point change in assumed health care cost trend rates would have the following effects as of September 30, 2005:

	1 Percentage Point
	Increase	Decrease
Effect on total service and interest cost components	1,057,399	816,001
Effect on postretirement benefit obligation	11,754,539	9,398,167

Plan Assets

The Company’s investment policy for its Pension Plans is to balance risk and return using a diversified portfolio consisting primarily of high-quality equity and fixed income securities. To accomplish this goal, each plan’s assets are actively managed by outside investment managers with the objective of optimizing long-term return while maintaining a high standard of portfolio quality and proper diversification. The Company monitors the maturities of fixed income securities so that there is sufficient liquidity to meet current benefit payment obligations. The Company’s Board of Directors provides oversight of the plans investments and the performance of the investment managers. The Company’s Pension Plan asset allocation as of September 30, 2005, is as follows:

	Pension Plans
	Cash Balance Plan	Bargained Employee Plan
Asset category:
Equity securities	21%	51%
Debt securities	75%	42%
Real estate	4%	7%

Total	100%	100%

The Postretirement Benefit Plan was unfunded as of September 30, 2005 and December 31, 2004 and 2003, as the Company policy is to fund such benefits as they are required. The Pension Plans were unfunded at December 31, 2003.

Cash Flows

The Company funds the Company’s Pension Plans and no contributions are made by employees. The Company funds the Plans annually by making a contribution of at least the minimum amount required by applicable regulations and as recommended by the Company’s actuary. However, the Company may also fund the plan in excess of the minimum required amount. The Company expects to contribute approximately $931,214 in 2005.

Cash contributions in subsequent years will depend on a number of factors, including performance of plan assets.

The following represent expected future benefits for the periods shown:

Year	Pension Benefits	Other Benefits
2006	$37,000	$360,769
2007	44,000	433,903
2008	242,000	525,949
2009	160,000	582,121
2010	230,000	701,386
2011- 2015	1,900,000	4,551,016

Total	$2,613,000	$7,155,144

Defined Contribution Pension Plans

The Company also maintains defined contribution pension plans for its employees. The Board of Directors, working in accordance with the Company’s union contracts where applicable, determines the Company’s annual contributions to these plans. The Company contributed $711,982, $916,622 and $0 to its various defined contribution pension plans during the nine months ended September 30, 2005, year ended December 31, 2004 and the period from Inception through December 31, 2003, respectively.

Note I - Commitments and Contingencies

The Company leases certain equipment and facilities under operating lease arrangements with various expiration dates through 2008. The total amount charged to expense under these leases was approximately $1,048,734 for the nine months ended September 30, 2005, $1,383,679 for the year ended December 31, 2004 and $841,000 for the period from Inception through December 31, 2003. Future minimum lease payments under noncancelable operating leases with original noncancelable lease terms in excess of one year as of September 30, 2005 are as follows:

Remainder of 2005	$272,423

2006	1,063,030
2007	965,160
2008	568,610

$2,869,223

Note J - Related-party Transactions

In accordance with a management services agreement, the Company pays a monthly management fee to Sun Capital Partners. For the nine months ended September 30, 2005, the year ended December 31, 2004 and the period from Inception through December 31, 2003, the Company paid management fees of $1,303,620, $979,624 and $393,018, respectively, including $43,605, $114,514 and $32,231, respectively, in reimbursement of direct expenses, to Sun Capital Partners for such services.

Additionally, in connection with the debt financing provided by management and Sun Capital, which was repaid during 2003, the Company incurred interest expense of $116,690.

Note K - Subsequent Event

On October 3, 2005, all of the outstanding common shares and options of Holdings were acquired by Aleris International, Inc., a global leader in aluminum recycling and the production of specification alloys and a major North American manufacturer of rolled aluminum products. Upon the consummation of the acquisition, the Company became a wholly-owned subsidiary of Aleris.